EXHIBIT 10.5
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the __th day of March, 2011, by and between Flint Telecom Group, Inc. (the “Company”), a corporation organized under the laws of the state of Nevada, with its principal offices at 7500 College Blvd., Suite 500, Overland Park, KS 66210, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number of common shares, $0.01 par value, of the Company (the “Shares”) set forth on the signature page hereof.

SECTION 2.  Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3), the Company will sell the Shares to the Purchaser, and the Purchaser will buy the Shares from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.0055 per Share for an aggregate purchase price set forth on the signature page hereof.  The Purchaser acknowledges that the Closing price of its common shares on the OTCBB on March 1, 2011 was $0.008.

SECTION 3.  Delivery of Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur simultaneously with the execution of stock purchase agreements for the purchase of the Shares (the “Closing Date”).  At the Closing, the Company will issue to the Purchaser one or more stock certificates representing the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Shares being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser’s subscription prior to or at the Closing.  The Purchaser’s obligation to accept delivery of such certificates and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.  Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a material adverse effect.

4.2           Authorized Capital Stock.  The authorized capital stock of the Company consists of 900,000,000 common shares.  The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as at December 31, 2010, are as set forth in the unaudited financial statements of the Company for the quarter ended December 31, 2010 as provided to the Purchaser in the Information Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock issuable pursuant to this Agreement.

4.3           Issuance, Sale and Delivery of the Shares.  The Shares being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4           Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgement, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.           Integration, etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares  which form the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in  Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6           Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

4.7           Additional Information.  The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission) under the Securities Exchange Act of 1934 (the “Exchange Act”) (as such documents have since the time of their filing been amended, the “Information Documents”). The Information Documents can be found on the Commission’s website at www.sec.gov and on the Company’s website at www.flinttelecomgroup.com

     4.8           No Material Adverse Change.  Since December 31, 2010, except as identified and described in the Information Documents and as filed with the SEC in EDGAR, there has not been:  (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 10QSB for the quarter ended December 31, 2010, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; (b) any declaration or payment of any distribution, on any of the capital stock of the company, or any redemption or repurchase of any securities of the Company; (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its subsidiaries; or (d) any waiver, not in the ordinary course of business, by the Company or any subsidiary of a material right or of a material debt owed to it.

      4.9           Deliveries at Closing. The Company shall have delivered to the Purchaser a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the shares, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.

5.1           (a)           The Purchaser has received and had the opportunity to review the Information Documents, and has been given access to full and complete information regarding the Company and has utilized such access to the Purchaser’s satisfaction for the purpose of obtaining such information regarding the Company as the Purchaser has reasonably requested; and, particularly, the Purchaser has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and to obtain any additional information, to the extent reasonably available;

(b)           Except for the Company information described in the Information Documents, the Purchaser has not been furnished with any other materials or literature relating to the offer and sale of the Securities; except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company, or any agent, employee, or affiliate of the Company or such selling agent.

(c)           The Purchaser believes that an investment in the securities is suitable for the Purchaser based upon the Purchaser investment objectives and financial needs.  The Purchaser (i) has adequate means for providing for the Purchaser’s current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) at the present time, can afford a complete loss of such investment; and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Purchaser's net worth, and the Purchaser's investment in the Securities will not cause such overall commitment to become excessive.

(d)           The Purchaser, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Purchaser is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Securities and has the net worth to undertake such risks.

(e)           The Purchaser was not offered or sold the Securities, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following:  (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (2) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

(f)           The Purchaser has obtained, to the extent the Purchaser deems necessary, the Purchaser’s own personal professional advice with respect to the risks inherent in the investment in the securities, and the suitability of an investment in the Securities in light of the Purchaser's financial condition and investment needs;

(g)           The Purchaser recognizes that the Securities as an investment involves a high degree of risk, including those set forth under the caption "Risk Factors" in our registration statement filed with the Securities and Exchange Commission on Form S-1.

5.2           The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of the Shares the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares which form such Shares except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached hereto as Appendix I, and the answers thereto are true and correct as of the date hereof; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix II hereto.

5.3           The Purchase acknowledges that (1) the Shares have not been and are not being registered under the provisions of the 1933 Act, and may not be transferred unless the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to Rule 144 promulgated under the 1933 Act; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (“Commission” or the “SEC”) thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act.

5.4           The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and/or the Purchaser is a resident of the jurisdiction set forth immediately below the Buyer’s name on the signature pages hereto (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.5           a)           The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser’s investment. The Investor can bear the economic risk of this investment and can afford a complete loss thereof.  The Investor has such knowledge and prior substantial investment experience in financial and business matters, including investment in non-listed and non-registered securities, and has had the opportunity to read the SEC Documents and to evaluate the merits and risks of investment in the Company and the Shares.

(b)           All of the information provided to the Company or its agents or representatives concerning the Purchaser’s suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

5.6           The address set forth in the signature page hereto is the Purchaser’s true and correct domicile.

5.7           Prior to the execution of this Purchase Agreement, the Purchaser and any affiliates of Purchaser have not participated in any hedging transactions involving the Company’s Common Stock and have not sold short any of the Company’s Common Stock. The Investor does not have a present intention to sell the Shares, nor a present arrangement or intention to effect any distribution of any of the Shares to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

5.8           The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

5.9           The Purchaser agrees not to trade any of the Shares to any person or company before the date which is 6 months from the Closing Date.

5.10           The Investor may be required to bear the economic risk of the investment indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Shares can be made only pursuant to (i) a registration statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act.  In claiming any such exemption, the Investor will, prior to any offer or sale or distribution of any Shares advise the Company and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution.

5.11           The Investor understands that the exemption afforded by Rule 144 promulgated by the Commission under the Securities Act (“Rule 144”) will not become available for at least six months from the date of payment for the Shares and any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Exchange Act, and, among other things, a limitation on the amount of shares of Common Stock that may be sold in specified time periods and the manner in which the sale can be made; that, while the Company’s Common Stock is registered under the Exchange Act and the Company is presently subject to the periodic reporting requirements of the Exchange Act, there can be no assurance that the Company will remain subject to such reporting obligations or current in its filing obligations; and that, in case Rule 144 is not applicable to a disposition of the Shares, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required.

5.12           The Investor has taken no action which would give rise to any claim by any person for brokerage commission, finder’s fees or similar payments by Investor relating to this Purchase Agreement or the transactions contemplated hereby.  The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby.  The Investor shall indemnify and hold harmless the Company, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

5.13           The execution, delivery and performance of this Purchase Agreement by the Investor, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Investor’s corporate organizational documents, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under, any contract or other agreement to which the Investor is a party or by or to which the Investor or any of the Investor’s assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Investor, or the assets or properties of the Investor are bound and (iv) to the Investor’s knowledge, violate any statute, law or regulation, including but not limited to the USA Patriot Act.

SECTION 6.  Survival of Representatives, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7.  Reliance on Representations.  The Purchaser understands the meaning and legal consequences of the representations, warranties, agreements, covenants, and confirmations set out above and agrees that the subscription made hereby may be accepted in reliance thereon.  The Purchaser agrees to indemnify and hold harmless the Company and any selling agent (including for this purpose their employees, and each person who controls either of them within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) from and against any and all loss, damage, liability or expense, including reasonable costs and attorney's fees and disbursements, which the Company, or such other persons may incur by reason of, or in connection with, any representation or warranty made herein not having been true when made, any misrepresentation made by the Purchaser or any failure by the Purchaser to fulfill any of the covenants or agreements set forth herein, in the Purchaser Questionnaire or in any other document provided by the Purchaser to the Company.

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Flint Telecom Group, Inc.
7500 College Blvd., Suite 500
Overland Park, KS 66210

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any such invalidity, unenforceability or illegality of a provision of this Purchase Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Purchase Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Purchase Agreement generally.

SECTION 12.  Governing Law.  The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Purchasers as its stockholders.  All other questions concerning this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

SECTION 13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. A facsimile or other electronically generated signature of this Agreement shall be legal and binding on all parties hereto. A telefaxed or electronic copy of this Agreement shall be deemed an original.

SECTION 14.  Entire Agreement.  This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  Right of Acceptance.  The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Shares and that acceptance thereof is not subject to the Company having received any minimum amount of subscription proceeds.  The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred.  Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Shares will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser’s subscription for Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

INVESTOR:

By:
Name:

Address:

Telephone:

Facsimile:

Date:

Number of Shares to be Purchased	Price Per Share in U.S. Dollars	Aggregate Price in U.S. Dollars
$0.0055

Accepted and Agreed to by:

FLINT TELECOM GROUP, INC.

By:
Vincent Browne, Chairman
and Chief Executive Officer

Date: ___________